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               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS C SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY

     SECOND AMENDED AND RESTATED AGREEMENT, dated as of August 30, 2002 by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

                                   WITNESSETH:

     WHEREAS, the Trust is a Delaware business trust whose shareholders are and will be separate accounts in unit investment Trust form ("Eligible Separate Accounts") of insurance companies ("Participating Insurance Companies"); and

     WHEREAS, such Participating Insurance Companies issue, among other products, variable insurance and annuity products ("Variable Products") whose net premiums, contributions or other consideration may be allocated to Eligible Separate Accounts for investment in the Trust; and

     WHEREAS, the Trust's Class C shares will not be sold except in connection with such Variable Products or directly to tax-qualified pension and retirement plans ("Qualified Plans") outside the separate account context or to an investment adviser to the Trust or the investment adviser's affiliates: and

     WHEREAS, the Trust has adopted a Distribution Plan with respect to its Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires that MID undertake marketing activities with respect to the Class C shares of the Trust's constituent series or investment portfolios ("Portfolios") and to compensate MID for services rendered and expenses borne in connection therewith; and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act: and

     WHEREAS, the 1940 Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling, or delivering after sale any security of which such investment company is the issuer, except pursuant to a written contract with such investment company, and MID will be the distributor for sale of the Class C shares issued by the Trust; and

     WHEREAS, MID is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD").

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     NOW THEREFORE, the Trust and MID hereby amend and restate this Agreement in its entirety as follows:

     Section 1. The Trust has adopted a form of Participation Agreement, which
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was approved by the Board of Trustees of the Trust. This Agreement shall be subject to the provisions of the form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the form of Participation Agreement is amended or superseded. MID represents and warrants that it will act in a manner consistent with the form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as MID serves as the principal underwriter of the Class A shares, Class B shares, Class C shares and Class E shares of the Trust (collectively, the "Shares").

     Section 2. MID on behalf of the Trust is hereby authorized, from time to
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time, to enter into separate written agreements ("Sales Agreements" or, individually, a "Sales Agreement"), on terms and conditions not inconsistent with this Agreement, with Participating Insurance Companies that have Eligible Separate Accounts and that agree to participate in the distribution of the Trust's Class C shares, directly or through their affiliated broker-dealers, by means of the distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. MID may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all Portfolios of the Trust need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Portfolios and classes of shares of the Trust shall be available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates.

     Section 3. Such Participating Insurance Companies and their agents or
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representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the 1934 Act and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

     Section 4. The Trust's shares are divided into series or Portfolios, each
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representing a different portfolio of investments. Each Portfolio is further divided into Class A, Class B, Class C and Class E shares. The Trust's Portfolios and any restrictions on availability for Class C shares relating thereto are set forth in SCHEDULE A hereto, which may be amended from time to time to add or delete Portfolios.

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     Purchases and redemptions of the Trust's Class C shares of each Portfolio shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust's Class C shares contained in its Registration Statement on Form N-1A or any amendments thereto (respectively, "Trust Prospectus" and "SAI"), and any supplements thereto and shall be submitted by the Participating Insurance Company to the Trust's transfer agent pursuant to procedures and in accordance with payment provisions adopted by MID and the Trust from time to time. The Trust's Class C shares may not be sold or transferred, except to an Eligible Separate Account, a Qualified Plan or an investment adviser to the Trust or the investment adviser's affiliates, without the prior approval of the Trust's Board of Trustees.

     Section 5. As compensation to MID for services rendered and expenses borne
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as a distributor hereunder, each Portfolio shall pay MID a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.50% per annum of the average daily net assets of the Portfolio attributable to Class C shares with respect to which MID provides services and/or assumes expenses under the Class C Distribution Plan. MID may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

     Section 6. The Trust represents to MID that the Trust Prospectus and SAI,
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as of their respective effective dates, contain (or will contain) all statements and information which are required to be stated therein by the Securities Act of 1933, as amended ("1933 Act"), and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by MID specifically for use in the preparation thereof.

     In this connection, MID acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by Met Investors Advisory LLC ("Met Advisory"), affiliates of Met Advisory, and other parties unaffiliated with Met Advisory on behalf of the Trust (collectively, the "Preparing Parties"), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included in or omitted from the Trust Prospectus and SAI. MID further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust's Board of Trustees, and that, essentially, the only Trust Prospectus or SAI information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee's full name, age, background, business experience and other personal information that may require disclosure under securities laws and for which the Preparing Parties necessarily must rely on each such Trustee to produce.

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     Section 7. The Trust will periodically prepare Prospectuses (and, if
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applicable, SAIs and any supplements thereto, proxy materials and semi-annual reports (collectively, the "Documents")) and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy available to MID for reproduction by MID or the Participating Insurance Companies. To the extent that the foregoing Documents are with respect to Class C shares, the cost of preparing, printing, mailing and otherwise distributing such Documents will be at the expense of such Class C shares with respect to prospective owners of Variable Products. In addition, with respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing and otherwise distributing such Documents shall be borne by the Trust. The Trust will use its best efforts to provide notice to MID of anticipated filings or supplements. MID or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust's officers and legal counsel. Any preparation costs associated with altering the form of the Documents will be borne by MID or the Participating Insurance Companies, not the Trust.

     Section 8. MID and officers of the Trust may, from time to time, authorize
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descriptions of the Trust for use in sales literature or advertising by the
Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

     Section 9. MID shall furnish to the Trust, at least quarterly, reports as
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to the sales of the Trust's Class C shares made pursuant to this Agreement.
These reports may be combined with any similar report prepared by MID or any of the Preparing Parties.

     Section 10. MID shall submit to all regulatory and administrative bodies
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having jurisdiction over the operations of MID, the Trust, or any Participating
Insurance Company, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

     Section 11. This Agreement shall be subject to the provisions of the 1940
     ----------
Act, the 1934 Act and the 1933 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, (a) the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 herein shall be the affirmative votes of the lesser of (i) the holders of more than 50% of all votes in respect of Class C shares entitled to be cast in respect of the Trust or (ii) the holders of at least 67% of the votes in respect of Class C shares which are present at a meeting of such persons if the holders of more than 50% of all votes in respect of Class C shares entitled to be cast in respect of the Trust are present or represented by proxy at such meeting, in either case voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees.

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     Section 12. (a) CURRENT PORTFOLIOS. With respect to each of the Portfolios
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listed on Schedule A as of August 14, 2002 ("Current Portfolios"), this
Agreement shall continue in effect until the anniversary date of this Agreement only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or MID and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the "Independent Trustees") and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust.

     (B) NEW PORTFOLIOS. With respect to any Portfolio not listed on Schedule A hereto as of August 14, 2002 ("New Portfolio"), this Agreement shall become effective on such date as determined by the Board of Trustees of the Trust, provided that with respect to any New Portfolio, this Agreement shall not take effect unless it has been approved by a majority of the Independent Trustees and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust.

     This Agreement shall continue in effect with respect to the New Portfolio, until the anniversary date of this Agreement, unless sooner terminated, as provided herein, and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by a majority of the Independent Trustees and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust.

     (c) TERMINATION. This Agreement may be terminated at any time, without penalty, with respect to any Portfolio, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11.This Agreement shall terminate automatically if it shall be assigned.

     Section 13. The Trust shall indemnify and hold harmless MID from any and
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all losses, claims, damages or liabilities (or actions in respect thereof) to which MID may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by MID.

     MID will indemnify and hold harmless the Trust, its officers, Trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust, its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required

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to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) other misconduct or negligence of MID in its capacity as a principal underwriter of the Trust's Class C shares, and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that MID shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI.

     Section 14. A copy of the Agreement and Declaration of Trust of the Trust
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is on file with the Secretary of State of Delaware and notice is given hereby that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Elizabeth M. Forget
                                            President


                                        METLIFE INVESTORS DISTRIBUTION COMPANY


                                        By: /s/ Richard C. Pearson
                                            ------------------------------------
                                            Richard C. Pearson
                                            Executive Vice President

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                                   SCHEDULE A
       SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT - CLASS C SHARES
                              AS OF AUGUST 14, 2002

PORTFOLIO
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J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock
J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market
PIMCO Innovation
MFS Mid Cap Growth
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Core Equity
State Street Research Concentrated International
Third Avenue Small Cap Value

                                       A-1